UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 12, 2006

                             Konigsberg Corporation
                         -------------------------------
             (Exact name of registrant as specified in its charter)

         Nevada                       000-51594                98-0455906
        ---------                    ----------                ----------
(State or other jurisdiction        (Commission              (IRS Employer
     of incorporation)               File Number)          Identification No.)

                90 Reynolds St., Oakville, Ontario          L6J 3K2
                ----------------------------------          -------
               (Address of principal executive offices)    (Zip Code)

       Registrant's telephone number, including area code: (905) 330-1189

                 435 Martin Street, Suite 3220 Blaine, WA 98230
                ------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01 OTHER EVENTS
----------------------

Konigsberg Corporation (the "Company," "we," "us") filed a Certificate of Change Pursuant to Nevada Revised Statutes 78.209 ("Certificate") to our Articles of Incorporation with the Secretary of State of Nevada, which became effective April 25, 2006, to affect a forward stock split. The Certificate affected a 4:1 forward stock split, effective for shareholders of record as of April 25, 2006, which forward split also affected our authorized common stock. As a result of the filing of the Certificate, our authorized common stock was increased to 400,000,000 shares of common stock, par value $.001 per share.

Subsequent to the filing of the Certificate, we filed a Certificate of Correction ("Correction") with the Secretary of State of Nevada, to correct the Certificate, which Correction clarified that our 100,000,000 shares of authorized preferred stock, $0.001 par value, were not affected by the forward stock split.

The Certificate was approved by our sole Director, Adam Cegielski, also our Chief Executive Officer and largest shareholder, on April 12, 2006.

As a result of the filing of the Certificate and Correction thereto, we now have 400,000,000 shares of common stock authorized, $0.001 par value, and 100,000,000 shares of preferred stock authorized, $0.001 par value per share.

As a result of the Company's forward stock split, our common stock will trade under the new stock symbol "KGBC" beginning on April 25, 2006.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

c) Exhibits:

3.1     Certificate of Change Pursuant to NRS 78.209
3.2     Certificate of Correction to the Company's Articles of Incorporation

                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KONIGSBERG CORPORATION
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By: /s/ Adam Cegielski
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Adam Cegielski
Chief Executive Officer

Dated: April 25, 2006

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